Exhibit 99.1 to Form 4
                                                        ----------------------



Name and Address of Reporting Person:         Bear, Stearns & Co. Inc.
                                              383 Madison Avenue
                                              New York, NY   10179

Issuer Name and Ticker or Trading Symbol:     Cleco Corporation (CNL)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):              2/18/2004




Explanation of Responses
------------------------

(1) The Reporting Person entered into a contract covering a basket of a large number of stocks, which included the common stock of the Issuer. Upon expiration of the term of the contract, among other things, the Reporting Person either makes a payment to the counterparty or receives a payment from the counterparty, based on the value of a basket of stocks on the expiration of the contract. To the extent that the value of the basket of stocks exceeds a specified price, the Reporting Person is obligated to make a cash payment to the counterparty equal to the excess. If the value of the basket of stocks is less than the specified price, the Reporting Person is entitled to receive from the counterparty an amount of cash equal to the excess. The specified price attributed to the common stock of the Issuer in the basket was $17.835 per share. The Reporting Person and the counterparty agreed to terminate the contract, and the Reporting Person made a cash payment to the counterparty (of which $1.611 per share may be attributed to the common stock of the Issuer).




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                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                          The Bear Stearns Companies Inc.

Address of Joint Filer:                       383 Madison Avenue
                                              New York, NY   10179

Relationship of Joint Filer to Issuer:        10% Owner

Issuer Name and Ticker or Trading Symbol:     Cleco Corporation (CNL)

Date of Earliest Transaction
(Month/Day/Year):                             2/18/2004

Designated Filer:                             Bear, Stearns & Co. Inc.


SIGNATURE:


THE BEAR STEARNS COMPANIES INC.

By: /s/ Kenneth L. Edlow
    ---------------------------------
    Name: Kenneth L. Edlow
    Title: Secretary


March 4, 2004
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Date